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Exhibit 11   Computation of Earnings Per Share



                                                              THREE MONTHS ENDED                    SIX MONTHS ENDED
                                                                   JUNE 30,                              JUNE 30,
                                                        ------------------------------        ------------------------------
                                                           1996               1995               1996                1995
                                                        -----------        -----------        -----------        -----------
PRIMARY EARNINGS PER SHARE:
   Weighted average and common equivalent shares         26,196,613         25,927,218         26,135,111         25,850,078
                                                        -----------        -----------        -----------        -----------
   Net income                                           $10,674,046        $ 8,022,740        $20,522,156        $14,634,299
                                                        ===========        ===========        ===========        ===========
   Net income per share                                 $      0.41        $      0.31        $      0.79        $      0.57
                                                        ===========        ===========        ===========        ===========

FULLY DILUTED
   Weighted average and common equivalent shares         26,196,613         25,927,218         26,135,111         25,850,078
                                                        -----------        -----------        -----------        -----------
   Net income                                           $10,674,046        $ 8,022,740        $20,522,156        $14,634,299
                                                        ===========        ===========        ===========        ===========
   Net income per share                                 $      0.41        $      0.31        $      0.79        $      0.57
                                                        ===========        ===========        ===========        ===========


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